UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

ACQUICOR TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32832	20-3320580
(Commission File Number)	(IRS Employer Identification No.)

4910 Birch St., Suite 102
Newport Beach, California 92660
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (949) 759-3434

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note: Acquicor Technology Inc. (the “Company”) is filing this Form 8-K in connection with the receipt of preliminary valuation estimates indicating a significant increase in the value of certain tangible and intangible assets for purposes of allocating the purchase price in connection with the proposed merger of the Company’s wholly-owned subsidiary (the “Merger”) with and into Jazz Semiconductor, Inc. (“Jazz”). In order to give investors time to review this information, the Company and the initial purchasers have cancelled the pending private placement of Notes (as defined below) and intend to proceed with a new offering next week, as discussed below. The preliminary valuation information and the anticipated effects are discussed below.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 12, 2006, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with initial purchasers relating to the issuance and sale by the Company to such initial purchasers of $145 million in aggregate principal amount of its 8% Convertible Senior Notes due 2011 (the “Notes”). Under the terms of the Purchase Agreement, the Company granted the initial purchasers a 45-day option to purchase up to an additional $21.75 million in aggregate principal amount of Notes to cover over-allotments, if any.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On December 15, 2006, the Company and the initial purchasers terminated the Purchase Agreement as a result of the receipt of preliminary valuation estimates indicating a significant increase in the value of certain tangible and intangible assets for purposes of allocating the purchase price in connection with the proposed Merger.

ITEM 7.01. REGULATION FD DISCLOSURE.

Summary of Preliminary Valuation Estimates and Adjustments to Summary Unaudited Pro Forma Condensed Combined Financial Information

On December 13, 2006, the Company received preliminary valuation estimates of certain tangible and intangible assets for purposes of allocating the purchase price in accordance with Statement of Financial Accounting Standard No. 141, Business Combinations (‘‘SFAS No. 141’’). This preliminary valuation indicates a significant increase in the valuation of certain tangible and intangible assets, which would result in a significant increase in the Company’s anticipated depreciation and amortization expenses.

The final valuations, and any interim updated preliminary valuation estimates, may differ materially from these preliminary valuation estimates and, as a result, the final allocation of the purchase price may result in reclassifications of the allocated amounts that are materially different from the purchase price allocations reflected below. Any material change in the valuation estimates and related allocation of the purchase price would materially impact the Company’s depreciation and amortization expenses, the pro forma condensed combined financial information and the Company’s results of operations after the Merger.

The Company expects to revise its unaudited pro forma condensed combined financial statements to reflect the following preliminary valuation estimates, which will result in increased depreciation and amortization expenses on a pro forma basis for the year ended December 31, 2005 and the nine months ended September 30, 2006 as set forth in the table below:

				Pro Forma Depreciation and Amortization Expense
	Valuation Estimate (1)	Increased Value (2)	Useful Life	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
	(in thousands)		(in years)	(in thousands)
Property, plant and equipment, net (3)	$130,000	$60,605	5	$12,121	$9,091
Investments (4)	37,565	27,500		—	—

Intangible Assets:
Existing technology	$9,250	$9,250	7	$1,321	$991
Patents /core technology rights	12,500	12,500	7	1,786	1,339
Purchased in-process research and development (5)	1,250	1,250		—	—
Customer relationships	3,000	3,000	7	429	321
Customer backlog	2,250	2,250	1	2,250	1,688
Trade name	4,500	4,500	3	1,500	1,125
Non-compete agreements	3,000	3,000	2	1,500	1,125
Total Intangible Assets	$35,750	$35,750		$8,786	$6,589

(1)	Based on the average of the high and low ranges of the preliminary fair value estimates provided by the Company’s third party appraiser.

(2)	Represents the amount by which the valuation estimates exceeds the amounts set forth on Jazz’s consolidated balance sheet as of September 30, 2006.

(3)
Jazz has historically amortized its property, plant and equipment over useful lives between 3 and 8 years. For purposes of the unaudited pro forma condensed combined financial statements, the Company has assumed five years as an average of the useful lives for all property, plant and equipment.

(4)	Represents Jazz’s investment in HHNEC.

(5)	Purchased in-process research and development is considered a one-time non-recurring charge and hence was not reflected in the unaudited pro forma condensed combined statement of operations.

The following table sets forth summary unaudited pro forma condensed combined financial information taking into account the impact of the preliminary valuation estimates. The pro forma adjustments are preliminary, and the summary unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Merger taken place on the dates noted, or the future financial position or operating results of the Company or Jazz. In addition, the pro forma adjustments are based on the preliminary valuation estimates and may change materially if those estimates are later revised. The financial information takes into account the following two scenarios: (i) no stockholders of the Company elect to convert their shares of common stock into a pro rata share of the trust account and (ii) stockholders of the Company holding 5,749,999 shares of common stock elect to convert their shares. If stockholders holding 20% (5,750,000) or more of the shares of common stock issued in the Company’s initial public offering vote against the adoption of the Merger and elect to convert their shares, the Company will not complete the Merger.

		Year Ended December 31, 2005						Nine Months Ended September 30, 2006
		Maximum Approval			Minimum Approval			Maximum Approval			Minimum Approval
		(in thousands, except per share data)
Consolidated Statement of Operations Data:
Net revenues			$199,030			$199,030			$156,398			$156,398
Gross profit			12,615			12,615			5,076			5,076
Operating expenses			45,930			45,930			37,080			37,080
Operating income (loss)			(33,315)			(33,315)			(32,004)			(32,004)
Interest income (expense), net (1)			(11,303)			(11,303)			(8,656)			(8,656)
Loss before income taxes			(44,995)			(44,995)			(41,404)			(41,404)
Net loss			(45,041)			(45,041)			(41,460)			(41,460)

Pro forma net loss per common share	Basic Diluted	$ $	(8.38 (8.38	) )	$ $	(8.38 (8.38	) )	$ $	(1.57 (1.57	) )	$ $	(1.86 (1.86	) )
Weighted-average shares outstanding	Basic Diluted		5,374 5,374			5,374 5,374			26,417 26,417			22,258 22,258
Selected Balance Sheet Data as of September 30, 2006:
Cash, cash equivalents and short-term investments (1)									$74,844			$41,455
Total assets									392,115			358,726
Stockholder’s equity									162,817			129,428
Working capital									86,258			52,869
Property, plant and equipment and goodwill and intangibles									193,841			193,841
Funded debt									145,000			145,000

(1)	Assumes $145 million principal amount of convertible note financing at an interest rate of 8% and amortizable debt issuance costs of $5.1 million.

Additional Information and Where to Find It

In connection with the proposed Merger and the required stockholder approval, the Company has filed a preliminary proxy statement on Schedule 14A and intends to file a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) which will be mailed to its stockholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the stockholders as of a record date to be established for voting on the proposed Merger. Investors and security holders will be able to obtain free copies of the proxy statement, as well as other filed materials containing information about the Company, at www.sec.gov, the SEC’s website. Investors may also access the proxy statement and such other materials at www.acquicor.com, or obtain copies of such materials by request to the Company’s Corporate Secretary at: Acquicor Technology Inc., 4910 Birch Street, #102, Newport Beach, CA 92660.

The Company and its officers and directors may be deemed to have participated in the solicitation of proxies from the Company’s stockholders in favor of the approval of the Merger. Information concerning the Company’s directors and executive officers is set forth in the publicly filed documents of the Company. Stockholders may obtain more detailed information regarding the direct and indirect interests of the Company and its directors and executive officers in the Merger by reading the preliminary proxy statement and other publicly filed documents of the Company and the definitive proxy statement regarding the Merger, which will be filed with the SEC.

ThinkEquity Partners LLC, CRT Capital Group LLC, Wedbush Morgan Securities, GunnAllen Financial, Inc., the underwriters in the Company’s initial public offering, and Paul A. Pittman, a consultant to the Company and formerly a partner of ThinkEquity Partners LLC, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the approval of the Merger. Stockholders may obtain information concerning the direct and indirect interests of such parties in the Merger by reading the preliminary proxy statement and other publicly filed documents of the Company and the definitive proxy statement regarding the Merger, which will be filed with the SEC.

Forward-looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s and Jazz’s future financial or business performance, strategies and expectations. Forward-looking statements include the assumptions described in the footnotes to the unaudited pro forma condensed combined financial statements. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. The Company’s or Jazz’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in the Company’s and Jazz’s filings with the SEC. The Company’s and Jazz’s filings with the SEC are accessible on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date they are made. In particular, the anticipated timing and benefits of the consummation of the Merger are uncertain and could be affected by many factors, including, without limitation, the following: (1) the scope and timing of SEC and other regulatory agency review, (2) Jazz’s future financial performance and (3) general economic and financial market conditions.

ITEM 8.01.  OTHER EVENTS.

On December 15, 2006, Acquicor Technology Inc. announced pursuant to Rule 135c of the Securities Act of 1933, as amended, its continued intention to offer convertible senior notes in a private placement, subject to market and other conditions. A copy of the announcement is filed as Exhibit 99.1 to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Announcement dated December 15, 2006, issued by Acquicor Technology Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Acquicor Technology Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acquicor Technology Inc.

Dated: December 15, 2006	By:	/s/ Gilbert F. Amelio
Gilbert F. Amelio, Ph.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Announcement dated December 15, 2006, issued by Acquicor Technology Inc.